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                                                                    EXHIBIT 1.01

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                               DIAMOND FOODS, INC.
                            (a Delaware corporation)
                        6,000,000 Shares of Common Stock


                               PURCHASE AGREEMENT

Dated: -, 2005

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                               DIAMOND FOODS, INC.
                            (a Delaware corporation)
                        6,000,000 Shares of Common Stock
                          (Par Value $0.001 Per Share)
                               PURCHASE AGREEMENT


                                                                 -, 2005

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Piper Jaffray & Co.
Harris Nesbitt Corp.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

      Diamond Walnut Growers, Inc., an agricultural cooperative corporation organized under the laws of California ("Diamond Growers"), and Diamond Foods, Inc., a corporation organized under the laws of Delaware ("Diamond Foods"), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Piper Jaffray & Co. ("Piper"), Harris Nesbitt Corp. ("Harris Nesbitt") and each of the other underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Piper and Harris Nesbitt are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by Diamond Foods and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of Diamond Foods ("Common Stock") set forth in said Schedule A, and with respect to the grant by Diamond Foods to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 900,000 additional shares of Common Stock to cover overallotments, if any. The aforesaid 6,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 800,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

      It is understood that the Securities are being issued in connection with the conversion (the "Conversion") of Diamond Growers from an agricultural cooperative corporation organized under the laws of California to a corporation organized under the laws of Delaware by merging with and into its wholly-owned subsidiary Diamond Foods, with Diamond Foods continuing as the surviving entity, pursuant to that certain Agreement and Plan of Conversion dated -, 2005 (the "Conversion Agreement"), between Diamond Growers and Diamond Foods, as approved by the Boards of Directors of Diamond Growers and Diamond Foods on March 22, 2005. Upon the effectiveness of the merger (the "Merger") contemplated by the Conversion Agreement, the property interests (as defined in the Conversion Agreement) of Diamond Growers members will be cancelled and Diamond Growers members will be entitled to receive, in exchange for such property interests, shares of common stock of Diamond Foods (the "Member Securities"), cash or both.

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      Diamond Growers and Diamond Foods understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      Diamond Foods has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333 - 123576), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, Diamond Foods will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission promulgated under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by Diamond Growers and Diamond Foods. Diamond Growers and Diamond Foods, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in
Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agree with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of either Diamond Growers or Diamond Foods, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the

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      Prospectus or any such amendment or supplement was issued and at the
      Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to either Diamond Growers or Diamond Foods by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission ("Regulation S-T").

            (ii) Independent Accountants. Deloitte & Touche LLP (A) was listed as an independent registered public accounting firm with the Public Company Accounting Oversight Board as of [July ___, 2005] and, to the knowledge of Diamond Growers and Diamond Foods, continues to hold this status and (B) is, with respect to Diamond Foods and Diamond Growers, in compliance with subsections (g) through (l) of Section 10A of the Securities Exchange Act of 1934 (the "1934 Act").

            (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of Diamond Growers and its consolidated subsidiaries at the dates indicated and the statement of net proceeds, statement of members' equity and statement of cash flows of Diamond Growers and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP") applied on a consistent basis throughout the periods involved, except as disclosed in the notes thereto. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The (A) pro forma financial statements and the related notes thereto and (B) information set forth in "Managements Discussion and Analysis of Financial Condition and Results of Operations --Supplemental Financial Information" included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines (including any modification of such rules and guidelines contained in the February 25, 2005 letter from the Commission's Division of Corporation Finance to Diamond Growers) with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as set forth in the Prospectus, neither Diamond Growers, Diamond Foods nor any Subsidiary (as defined herein) has engaged in or effected any transaction or arrangement that would constitute an "off-balance sheet arrangement" (as defined in Item 303 of Regulation S-K of the Commission ("Regulation S-K")). All non-GAAP financial measures (as defined in Regulation G of the Commission ("Regulation G")) and ratios derived using non-GAAP financial measures have been presented in compliance with Regulation G and Item 10 of Regulation S-K.

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            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of Diamond Growers, Diamond Foods and their respective subsidiaries considered as one enterprise (the "Enterprise"), whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by either Diamond Growers, Diamond Foods or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by Diamond Growers on its membership interests other than the distribution of net proceeds to members of Diamond Growers and as required by Diamond Growers by-laws and practices and (D) there has been no dividend or distribution of any kind declared, paid or made by Diamond Foods on any class of its capital stock.

            (v) Good Standing of Diamond Growers and Diamond Foods. Diamond Foods has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own or lease and operate its properties and to conduct its current business as described in the Prospectus and to enter into and perform its obligations under this Agreement; Diamond Growers is and, until immediately prior to the Effective Time (as defined in the Conversion Agreement), will be, duly organized and validly existing as an agricultural cooperative association formed under the California General Corporation Law (the "CGCL") and the California Food and Agricultural Code (the "CFAC") and had legal power and authority to own or lease and operate its properties and to conduct its current business as described in the Prospectus; Diamond Foods is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, until immediately prior to the Effective Time, Diamond Growers was duly qualified as a foreign business corporation to transact business and was in good standing in each other jurisdiction in which such qualification was required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would have resulted in a Material Adverse Effect.

            (vi) Good Standing of Subsidiaries. Each subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") of Diamond Growers or Diamond Foods has been duly organized and is validly existing as a business entity in good standing under the laws of the jurisdiction of its organization, has legal power and authority to own or lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned (except for preferred securities issued by DW Capital Trust I) by Diamond Growers or Diamond Foods, as the case may be, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of each such Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of (A) Diamond Growers prior to the Effective Time are the entities listed on Exhibit 21.01 to the Registration Statement, and
      (B) Diamond Foods are the entities listed on Exhibit

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      21.01 to the Registration Statement. All of the Subsidiaries of Diamond
      Growers prior to the Effective Time (other than Diamond Foods) will become Subsidiaries of Diamond Foods at the Effective Time by virtue of the Conversion.

            (vii) Capitalization. The authorized, issued and outstanding capitalization of Diamond Growers is and, until immediately prior to the Effective Time will be, as set forth in the Prospectus in the column entitled "Diamond Growers Historical" under the caption "Capitalization"; the authorized, issued and outstanding capital stock of Diamond Foods is as set forth in the Prospectus in the column entitled "Diamond Foods" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Conversion Agreement or this Agreement, or pursuant to the reservations, agreements or employee benefit plans referred to in the Prospectus. The issued and outstanding capitalization of Diamond Growers and the issued and outstanding capital stock of Diamond Foods each have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of Diamond Foods was issued in violation of the preemptive or other similar rights of any securityholder of Diamond Foods.

            (viii) Authorization of Agreement. This Agreement has been duly authorized by all corporate and association action pursuant to the CGCL, the DGCL and the CFAC on behalf of the Board of Directors and, where required, by the respective members or stockholders of Diamond Growers and Diamond Foods, executed and delivered to you by each of Diamond Growers and Diamond Foods.

            (ix) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Member Securities have been duly authorized for issuance pursuant to the Conversion Agreement; when the Securities are issued and delivered by Diamond Foods pursuant to this Agreement against payment of the consideration set forth herein, and when the Member Securities are issued pursuant to the Conversion Agreement, the Securities and the Member Securities will be validly issued and fully paid and non-assessable; the capital stock of Diamond Foods conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities or the Member Securities will be subject to personal liability by reason of being such a holder; and the issuance of each of the Securities and the Member Securities is not subject to the preemptive or other similar rights of any securityholder of either Diamond Growers or Diamond Foods.

            (x) Absence of Defaults and Conflicts. None of Diamond Growers, Diamond Foods or any of their respective subsidiaries is in violation of their respective charter, by-laws, or similar organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of Diamond Growers, Diamond Foods or any of their respective subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the execution, delivery and performance of the Conversion Agreement, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds"), the consummation of the transactions contemplated in the Conversion Agreement (including the consummation of the Conversion and the issuance of the

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      Member Securities), and the compliance by Diamond Growers and Diamond
      Foods with their respective obligations under this Agreement and the Conversion Agreement has been duly authorized by all necessary corporate action and does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Diamond Growers, Diamond Foods or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, or similar organizational documents, of Diamond Growers, Diamond Foods or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Diamond Growers, Diamond Foods or any of their respective subsidiaries or any of their respective assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Diamond Growers, Diamond Foods or any of their respective subsidiaries.

            (xi) Absence of Labor Dispute. Except as described in the Prospectus, no labor dispute with the employees of Diamond Growers, Diamond Foods or any of their respective subsidiaries exists or, to the knowledge of either Diamond Growers or Diamond Foods, is imminent, and neither Diamond Growers or Diamond Foods is aware of any existing or imminent labor dispute by the employees of any of their or any of their respective subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

            (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of either Diamond Growers or Diamond Foods, threatened, against or affecting Diamond Growers, Diamond Foods or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed in the Registration Statement), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement, the consummation of the Conversion, the issuance of the Member Securities pursuant to the Conversion Agreement, or the performance by either Diamond Growers or Diamond Foods of their respective obligations hereunder or under the Conversion Agreement; the aggregate of any and all pending legal or governmental proceedings to which Diamond Growers, Diamond Foods and their respective Subsidiaries are a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

            (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus pursuant to Form S-1 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which have not been so described and filed as required.

            (xiv) Possession of Intellectual Property. Diamond Growers, Diamond Foods and their respective Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other

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      unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of Diamond Growers, Diamond Foods or any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of Diamond Growers, Diamond Foods or any of their respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required (A) for the performance by each of Diamond Growers and Diamond Foods of their respective obligations hereunder and under the Conversion Agreement, or (B) in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement, the consummation of the Conversion (including the Merger) or the issuance of the Member Securities pursuant to the Conversion Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and (iii) the filing of the Certificate of Merger with the California Secretary of State.

            (xvi) Absence of Manipulation. Prior to the completion of the offering of the Securities, none of Diamond Growers or Diamond Foods or any affiliate of either Diamond Growers or Diamond Foods has taken, and none of Diamond Growers or Diamond Foods or any of their respective affiliates will take, directly or indirectly, any action which is designed to or which has constituted or which would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of Diamond Growers or Diamond Foods to facilitate the sale or resale of the Securities.

            (xvii) Possession of Licenses and Permits. Diamond Growers, Diamond Foods and their respective Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Effect; Diamond Growers, Diamond Foods and their respective Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and none of Diamond Growers, Diamond Foods or any of their respective Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xviii) Title to Property. Diamond Growers, Diamond Foods and their respective Subsidiaries have good and marketable title to all real property reflected in the financial statements hereinabove described as owned by them and good title to all other properties reflected in the financial statements hereinabove described as owned by them, in each case, free and clear

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      of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made or to be made of such property by Diamond Growers, Diamond Foods or any of their respective Subsidiaries, as applicable; and all of the leases and subleases material to the business of the Enterprise, and under which Diamond Growers, Diamond Foods or any of their respective Subsidiaries holds properties described in the Prospectus, are in full force and effect, and none of Diamond Growers, Diamond Foods or any of their respective Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of Diamond Growers, Diamond Foods or any of their respective Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of Diamond Growers, Diamond Foods or any of their respective Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xix) Investment Company Act. Neither Diamond Growers, Diamond Foods or any of their respective subsidiaries is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus immediately after the Closing Time will not be required, to register as an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission promulgated thereunder.

            (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither Diamond Growers, Diamond Foods or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) Diamond Growers, Diamond Foods and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against Diamond Growers, Diamond Foods or any of their respective subsidiaries and
      (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting Diamond Growers, Diamond Foods or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxi) Registration Rights. Except as described in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by either Diamond Growers or Diamond Foods under the 1933 Act.

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            (xxii) Conversion Agreement. The Conversion Agreement has been duly authorized, executed, and delivered by each of Diamond Growers and Diamond Foods; has been duly adopted by (A) the required vote of the Board of Directors of Diamond Growers, (B) the required vote of Diamond Growers members and (C) the required vote of the Board of Directors of Diamond Foods, and has not been rescinded, amended or otherwise withdrawn; and constitutes a legal, valid and binding instrument enforceable against Diamond Growers and Diamond Foods in accordance with its terms. Pursuant to Section 259(a) of the General Corporation Law of the State of Delaware, upon consummation of the Merger, Diamond Foods shall obtain all the rights, privileges, powers and franchises of Diamond Growers at the time of the Merger, and all debts, liabilities and duties of Diamond Growers at such time shall attach to Diamond Foods and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. The Conversion Agreement conforms in all material respects to the applicable requirements of the CGCL, the CFAC, any rules or regulations in respect thereof, and the requirements of all other applicable laws.

            (xxiii) Member S-4. The disclosure statement/prospectus (the "Member Prospectus") forming a part of the registration statement on Form S-4 (No. 333-123574) (the "Member S-4") and mailed to members of Diamond Growers on -, 2005, as of such date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading and complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Member S-4 has been declared effective under the 1933 Act and thereupon the distribution of the Member Securities contemplated by the Member Prospectus became registered under the 1933 Act; no stop order suspending the effectiveness of the Member S-4 has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

            (xxiv) Sarbanes Oxley. There is and has been no failure on the part of Diamond Growers, Diamond Foods, or any of Diamond Growers' or Diamond Foods' directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act, including Section 402 related to loans. Diamond Growers and Diamond Foods and each of its Subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-15(e) of the Commission) that are designed to ensure that information required to be disclosed by Diamond Growers in the reports that it will file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms. Diamond Growers and Diamond Foods and each of its Subsidiaries maintain internal control over financial reporting (as defined in Rule 13a-15(f) of the Commission) sufficient to provide reasonable assurance regarding the (A) reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (B) maintenance of records that in reasonable detail accurately and fairly reflect transactions and dispositions of the assets of Diamond Growers, Diamond Foods and the Subsidiaries, (C) recording of transactions as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of Diamond Growers, Diamond Foods and the Subsidiaries are being made only in accordance with authorizations of management and directors of Diamond Growers, Diamond Foods or the applicable Subsidiary, and (D) prevention or timely detection of unauthorized acquisition, use or disposition of Diamond Growers, Diamond Foods or the Subsidiaries' assets that could have a material effect on the financial statements.

            (xxv) Member Transfer Restrictions. All Member Securities are subject to the transfer restrictions (the "Member Transfer Restrictions") set forth in the Conversion Agreement, true and complete copies of which have been provided to the Representatives prior to the date of this

      Agreement, pursuant to which members of Diamond Growers who receive Member Securities may not offer, pledge, sell, or contract to sell, or sell any option or contract to purchase, or purchase any option or contract to sell, or grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, or enter into any swap or other agreement or any transaction that transfers, in whole or in part (A) 100% of their Member Securities during a period of 270 days from the effective date of the conversion and (B) 50% of their Member Securities during a period of 360 days from effective date of the conversion, except that during the period beginning 181 days and ending 270 days from the effective date of the conversion, Diamond Foods, with the consent of Merrill Lynch, may release the Member Securities from the Member Transfer Restrictions, provided that the amount of Member Securities released from the Member Transfer Restrictions on the date that is 270 days from the effective date of the Conversion will be reduced by the amount of Member Securities, if any, Diamond Foods, with the consent of Merrill Lynch, releases from the Member Transfer Restrictions during the period beginning 181 days and ending 270 days from the effective date of the conversion.

      (b) Officer's Certificates. Any certificate signed by any officer of Diamond Growers, Diamond Foods or any of their respective subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by each of Diamond Growers and Diamond Foods to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, Diamond Foods agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from Diamond Foods, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, Diamond Foods hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 800,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by Diamond Foods and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to Diamond Foods setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the Closing Time at the offices of Fenwick & West LLP, 275 Battery Street, San Francisco, California 94111, or at such other place as shall be agreed upon by the Representatives and Diamond Foods, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and Diamond Foods (such time and date of payment and delivery being herein called "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and Diamond Foods, on each Date of Delivery as specified in the notice from the Representatives to Diamond Foods.

      Payment shall be made to Diamond Foods by wire transfer of immediately available funds to a bank account designated by Diamond Foods, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants of Diamond Growers and Diamond Foods. Diamond Growers and Diamond Foods, jointly and severally, covenant with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. Diamond Foods, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the Member S-4 or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities or the Member Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. Diamond Foods will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Diamond Foods will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. Diamond Foods will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

      (c) Delivery of Registration Statements. Diamond Foods has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. Diamond Foods has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and Diamond Foods hereby consents to the use of such copies for purposes permitted by the 1933 Act. Diamond Foods will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. Diamond Foods will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for Diamond Foods, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, Diamond Foods will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and Diamond Foods will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (f) Blue Sky Qualifications. Diamond Foods will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that Diamond Foods shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (g) Rule 158. Diamond Foods will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. Diamond Foods will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. Diamond Growers and Diamond Foods will use their best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market.

      (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, Diamond Foods will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the 2,500,000 shares of Common Stock available for the grant of options, restricted stock, stock appreciation rights, performance stock and performance awards under the Diamond Foods 2005 Equity Incentive Plan referred to in the Prospectus, (C) 400,000 shares of Common Stock available for issuance under the Diamond Foods 2005 Employee Stock Purchase Plan referred to in the Prospectus, or (D) the initial distribution of the Member Securities. Furthermore, during a period of 360 days from the date of the Prospectus, Diamond Foods will not, without the prior written consent of Merrill Lynch, amend, waive or fail to enforce the Member Transfer Restrictions.

      (k) Reporting Requirements. Diamond Foods, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission promulgated thereunder.

      (l) Actions Under the Conversion Agreement. Diamond Growers and Diamond Foods, prior to or contemporaneously with the Closing Time, will take all actions the Conversion Agreement requires to have occurred on or prior to the Effective Time (as defined in the Conversion Agreement).

      (m) Sarbanes Oxley. Diamond Growers and Diamond Foods will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause their respective directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

      SECTION 4. Payment of Expenses.

      (a) Expenses. Diamond Growers and Diamond Foods, jointly and severally, covenant and agree that Diamond Growers or Diamond Foods will pay all expenses incident to the performance of their respective obligations under this Agreement, the consummation of the Conversion and the issuance of the Member Securities pursuant to the Conversion Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of Diamond Growers and Diamond Foods' counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of Diamond Growers and Diamond Foods relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of Diamond Growers and Diamond Foods and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road shows (if being agreed that the Underwriters will reimburse Diamond Foods for one-half of the cost of any such aircraft), (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, and
(xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)
(i) or (iii) hereof, Diamond Growers and Diamond Foods, jointly and severally covenant and agree that Diamond Growers or Diamond Foods will reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of each of Diamond Growers and Diamond Foods contained in Section 1 hereof or in certificates of any officer of Diamond Growers, Diamond Foods or their respective subsidiaries delivered pursuant to the provisions hereof, to the performance by each of Diamond Growers and Diamond Foods or their respective covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

      (b) Opinion of Counsel for Diamond Growers and Diamond Foods. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fenwick & West

LLP, counsel for Diamond Growers and Diamond Foods, to the effect set forth in Exhibit A-1 hereto in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and to such further effect as counsel to the Underwriters may reasonably request.

      (c) Opinion of Counsel for Diamond Growers and Diamond Foods. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Gleiss Lutz, EU counsel for Diamond Growers and Diamond Foods, to the effect set forth in Exhibit A-2 hereto in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and to such further effect as counsel to the Underwriters may reasonably request.

      (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Alston & Bird LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of Diamond Growers, Diamond Foods and their respective subsidiaries and certificates of public officials.

      (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect and the Representatives shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer on behalf of Diamond Growers and a certificate of the Chief Executive Officer and the Chief Financial Officer on behalf of Diamond Foods, in each case dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) Diamond Growers or Diamond Foods, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to his knowledge, contemplated by the Commission.

      (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

      (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (h) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

      (i) No Objection. At the time of execution of this Agreement, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (j) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto, signed by the persons listed on Schedule C hereto, and the Member Transfer Restrictions shall be in full force and effect.

      (k) Approval of the Conversion Agreement. The Conversion Agreement shall have been duly adopted by (i) the required vote of the Board of Directors of Diamond Growers, (ii) the required vote of Diamond Growers members and (iii) the required vote of the Board of Directors of Diamond Foods, and shall not have been rescinded, amended or otherwise withdrawn.

      (l) Actions Under the Conversion Agreement; Completion of the Merger. Diamond Growers and Diamond Foods, prior to or contemporaneously with the Closing Time, shall have taken all actions the Conversion Agreement requires to have occurred on or prior to the Effective Time (as defined in the Conversion Agreement); prior to or contemporaneously with the Closing Time, with the closing of the offering of the Securities hereunder, the Secretary of State of the State of Delaware and the Secretary of State of the State of California shall have accepted the filing of the Certificate of Merger (as defined in the Conversion Agreement), the Effective Time shall have occurred and the Merger shall have been consummated.

      (m) Tax Opinion. Diamond Growers and Diamond Foods shall have received the written opinion of Fenwick & West LLP that the Merger will constitute a "reorganization" pursuant to Section 368 of the Internal Revenue Code.

      (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of Diamond Growers and Diamond Foods contained herein and the statements in any certificates furnished by Diamond Growers, Diamond Foods or any of their respective subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of Diamond Foods confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

            (ii) Opinion of Counsel for Diamond Foods. The favorable opinion of Fenwick & West LLP, counsel for Diamond Foods, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iii) Opinion of Counsel for Diamond Foods. The favorable opinion of Gleiss Lutz, EU counsel for Diamond Foods, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (iv) Opinion of Counsel for Underwriters. The favorable opinion of Alston & Bird LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
      Section 5(d) hereof.

            (v) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

      (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Diamond Growers and Diamond Foods in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to Diamond Foods at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. Diamond Growers and Diamond Foods, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of either Diamond Growers or Diamond Foods;

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to either Diamond Growers or Diamond Foods by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement shall not apply, with respect to any particular Underwriter, to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus to the extent that the same results from the fact that a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or given to a person to whom any Securities were sold at or prior to the confirmation of the sale of Securities and if the untrue statement or omission was corrected in the Prospectus (or the Prospectus as amended or supplemented).

      (b) Indemnification of Diamond Growers and Diamond Foods. Each Underwriter severally agrees to indemnify and hold harmless Diamond Growers, Diamond Foods, and their respective directors, and each of Diamond Foods' officers who signed the Registration Statement, and each person, if any, who controls either Diamond Growers or Diamond Foods within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to either Diamond Growers or Diamond Foods by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by Diamond Foods. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by Diamond Growers and Diamond Foods on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of Diamond Growers and Diamond Foods on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by Diamond Growers and Diamond Foods on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by Diamond Foods and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

      The relative fault of Diamond Growers and Diamond Foods on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by either Diamond Growers or Diamond Foods or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Diamond Growers, Diamond Foods and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of Diamond Growers and Diamond Foods, each officer of Diamond Foods who signed the Registration Statement, and each person, if any, who controls either Diamond Growers or Diamond Foods within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as Diamond Growers and Diamond Foods. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of Diamond Growers, Diamond Foods or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect with respect to Diamond Growers and Diamond Foods and their respective Subsidiaries regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling either Diamond Growers or Diamond Foods and (ii) delivery of and payment for the Securities.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to either Diamond Growers or Diamond Foods, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of Diamond Foods has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of Diamond Foods to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and Diamond Foods to sell the relevant Option Securities, as the case may be, either the Representatives or Diamond Foods shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication or via electronic mail or other means of electronic transmission. Notices to the Underwriters shall be directed to the Representatives, c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Marcelo Cosma; and notices to Diamond Growers or Diamond Foods shall be directed to it at 1050 South Diamond Street, Stockton, California 30346, attention of Michael J. Mendes, with a copy to Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, attention of Horace L. Nash.

      SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, Diamond Growers, Diamond Foods, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, Diamond Growers, Diamond Foods and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, Diamond Growers, Diamond Foods and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 14. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      SECTION 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

      SECTION 17. No Fiduciary Relationship. Each of Diamond Growers and Diamond Foods acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between Diamond Foods, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of Diamond Growers or Diamond Foods, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of Diamond Growers and Diamond Foods with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising Diamond Growers or Diamond Foods on other matters, including any advice rendered by Merrill Lynch relating to the Conversion pursuant to the letter agreement, dated January 17, 2005, between Merrill Lynch and Diamond Growers) and no Underwriter has any obligation to Diamond Growers or Diamond Foods with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Diamond Growers and Diamond Foods, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of Diamond Growers and Diamond Foods has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to Diamond Growers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, Diamond Growers and Diamond Foods in accordance with its terms.

                                           Very truly yours,

                                           DIAMOND WALNUT GROWERS, INC.

                                           By  _________________________________
                                               Title:

                                           DIAMOND FOODS, INC.

                                           By  _________________________________
                                               Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED

By _________________________________
   Title:

PIPER JAFFRAY & CO.

By _________________________________
   Title:

HARRIS NESBITT CORP.

By _________________________________
   Title:

For themselves and as Representatives
of the other Underwriters named in
Schedule A hereto.

                                   SCHEDULE A

                                                                                                   Number of
                                   Name of Underwriter                                        Initial Securities
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated..............................................................
Piper Jaffray & Co......................................................................
Harris Nesbitt Corp.....................................................................
[            ]

Total...................................................................................                 -

                                     Sch A-1

                                   SCHEDULE B
                               DIAMOND FOODS, INC.
                            - Shares of Common Stock
                          (Par Value $0.001 Per Share)

      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $-.

      2.The purchase price per share for the Securities to be paid by the several Underwriters shall be $-, being an amount equal to the initial public offering price set forth above less $o per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by Diamond Foods and payable on the Initial Securities but not payable on the Option Securities.

                                     Sch B-1

                                   SCHEDULE C
                          List of persons and entities
                               subject to lock-up

Michael J. Mendes
Gary K. Ford
Seth Halio
Samuel J. Keiper
Matt Connors
Steve Kim
Fred Jacobus
Sandra McBride
Frank Morgan
Larry Rehamann
Michael Stewart
Dick Wolf
Steve Zaffarano
Laurence M. Baer
Dennis Mussell
Steven M. Neil
Glen C. Warren
Robert J. Zollars